Exhibit 3.1




                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

                                       OF

                                  CAPITAL TRUST
                               a California trust

                       As amended through July 15, 1997






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

                                  CAPITAL TRUST

                                TABLE OF CONTENTS
                                                                                                                        Page


ARTICLE I         DEFINITIONS...........................................................................................2
         Section 1.1       "Aggregated Transferor"......................................................................2
         Section 1.2       "Board"......................................................................................2
         Section 1.3       "Business Day"...............................................................................2
         Section 1.4       "By-Laws"....................................................................................2
         Section 1.5       "Certificate of Designation".................................................................2
         Section 1.6       "Class A Common Shares"......................................................................2
         Section 1.7       "Class A Preferred Shares"...................................................................2
         Section 1.8       "Class B Common Shares"......................................................................2
         Section 1.9       "Class B Preferred Shares"...................................................................2
         Section 1.10      "Common Shares"..............................................................................2
         Section 1.11      "Conversion Date"............................................................................2
         Section 1.12      "Conversion Notice"..........................................................................2
         Section 1.13      "Corporations Commissioner"..................................................................2
         Section 1.14      "Declaration" and "Declaration of Trust".....................................................3
         Section 1.15      "File for Record"............................................................................3
         Section 1.16      "GAAP".......................................................................................3
         Section 1.17      "Internal Revenue Code"......................................................................3
         Section 1.18      "Person".....................................................................................3
         Section 1.19      "Preferred Shares"...........................................................................3
         Section 1.20      "Shares".....................................................................................3
         Section 1.21      "Shareholders"...............................................................................3
         Section 1.22      "Subsidiary".................................................................................3
         Section 1.23      "Trustees....................................................................................3
         Section 1.24      "Voting Preferred Shares"....................................................................3
         Section 1.25      "Voting Shares"..............................................................................3

ARTICLE II                 THE COMPANY..................................................................................4
         Section 2.1       Name.........................................................................................4
         Section 2.2       Principal Office.............................................................................4
         Section 2.3       Purpose......................................................................................4
         Section 2.4       No Partnership Relationship..................................................................4
         Section 2.5       Amendment and Restatement of Original Declaration of Trust...................................4

ARTICLE III                INVESTMENT POLICY............................................................................4
         Section 3.1       General Policy...............................................................................4
         Section 3.2       Maintenance of Assets........................................................................4
         Section 3.3       Disposition of Encumbrance of Assets.........................................................4
         Section 3.4       Use of Brokers and Appraisers................................................................4
         Section 3.5       Management of Company Property...............................................................4
         Section 3.6       The Company's Right to Borrow Funds..........................................................5
         Section 3.7       Transactions with Related Parties............................................................5

ARTICLE IV                 CLASSES OF SHARES; DESIGNATIONS, PREFERENCES, ETC............................................5
         Section 4.1       Number of Shares; Classes....................................................................5
         Section 4.2       Designations, Preferences, etc...............................................................6
         Section 4.3       Shareholder's Interest in the Company........................................................6


                                       -i


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ARTICLE V                  COMMON SHARES................................................................................6
         Section 5.1       Common Shares; Identical Rights..............................................................6
         Section 5.2       Dividends....................................................................................6
         Section 5.3       Liquidation Rights...........................................................................6
         Section 5.4       Voting Rights................................................................................7
         Section 5.5       Conversion Rights ...........................................................................7
         Section 5.6       Stock Splits, etc............................................................................8
         Section 5.7       Reacquired Shares............................................................................8
         Section 5.8       Preferences, Appraisals, Redemption and Preemptive Rights....................................8
         Section 5.9       Nonassessability of Common Shares............................................................8

ARTICLE VI                 PREFERRED SHARES.............................................................................8
         Section 6.1       Preferred Shares.............................................................................8
         Section 6.2       The Class A Preferred Shares and the Class B Preferred Shares................................9
         Section 6.3       Nonassessability of Preferred Shares.........................................................9
         Section 6.4       Recording of Certificates of Designation.....................................................9

ARTICLE VII                MEETING OF SHAREHOLDERS.....................................................................10
         Section 7.1       Annual Meeting..............................................................................10
         Section 7.2       Special Meetings............................................................................10
         Section 7.3       Record Date.................................................................................10
         Section 7.4       Voting of Shares............................................................................10
         Section 7.5       Inspectors of Elections.....................................................................10
         Section 7.6       Shareholder List............................................................................11
         Section 7.7       Quorum......................................................................................11
         Section 7.8       Notice......................................................................................11
         Section 7.9       Business Transacted.........................................................................11
         Section 7.10      Action at a Meeting.........................................................................11
         Section 7.11      Action Without a Meeting....................................................................11
         Section 7.12      Effect of Action............................................................................11

ARTICLE VIII               TRUSTEES; MEETINGS OF TRUSTEES..............................................................12
         Section 8.1       Authority of Trustees.......................................................................12
         Section 8.2       Powers of Trustees..........................................................................12
         Section 8.3       Number, Term and Qualifications.............................................................13
         Section 8.4       Resignations................................................................................13
         Section 8.5       Removal of Trustees.........................................................................13
         Section 8.6       Newly Created Trusteeships and Vacancies....................................................14
         Section 8.7       Compensation................................................................................14
         Section 8.8       Committees..................................................................................14
         Section 8.9       By-Laws.....................................................................................14

ARTICLE IX                 OFFICERS....................................................................................14

ARTICLE X                  CONSOLIDATION, MERGER, SALE OF ASSETS, ETC..................................................14

ARTICLE XI                 ACCOUNTING..................................................................................15
         Section 11.1      Standard....................................................................................15
         Section 11.2      Inspection of Records.......................................................................15
         Section 11.3      Annual Audit................................................................................15
         Section 11.4      Interim Reports.............................................................................15

ARTICLE XII                DURATION OF THE COMPANY.....................................................................15


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         Section 12.1      Duration....................................................................................15
         Section 12.2      Early Termination...........................................................................15
         Section 12.3      Procedure Upon Termination..................................................................15

ARTICLE XIII               AMENDMENTS................................................................................. 16
         Section 13.1      Amendment Procedure.........................................................................16
         Section 13.2      Amendments Without Shareholder Approval.....................................................16
         Section 13.3      Recording Amendments........................................................................16

ARTICLE XIV                EXCULPATION AND INDEMNIFICATION; LIMITATION OF LIABILITY; RIGHTS OF
                           TRUSTEES AND OFFICERS TO OWN SHARES; REPRESENTATIONS AND
                           GUARANTEES..................................................................................16
         Section 14.1      Exculpation and Indemnification of Trustees, Officers and Others ...........................16
         Section 14.2      Limitation on Liability of Shareholders, Trustees and Officers; Insurance...................16
         Section 14.3      Right of Trustees and Officers to Own Shares................................................16
         Section 14.4      Representations and Guarantees..............................................................17

ARTICLE XV                 MISCELLANEOUS...............................................................................17
         Section 15.1      Fiscal Year.................................................................................17
         Section 15.2      Checks .....................................................................................17
         Section 15.3      Successors in Interest......................................................................17
         Section 15.4      Severability................................................................................17
         Section 15.5      California Laws Govern......................................................................17
         Section 15.6      Headings....................................................................................17
         Section 15.7      No Third-Party Reliance.....................................................................17
         Section 15.8      Counterparts................................................................................17
         Section 15.9      Notice......................................................................................17
         Section 15.10     agreement of Shareholders.................................................................. 17
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                              AMENDED AND RESTATED
                             DECLARATION OF TRUST OF
                                  CAPITAL TRUST
                               a California trust
                       As amended through July 15, 19977



         AMENDED AND RESTATED DECLARATION OF TRUST of Capital Trust, a
California trust (the "Company"), dated as of July 15, 1997.


                                 R E C I T A L S

          WHEREAS, Stanley C. Bateman, Noel Coleman, Donald Gilson, H. Glover
Hughes, John M. Inman, Edward P. Jones, Leo G. McClatchy and C. Frank Pratt,
Sr., desiring to create a trust entered into a Declaration of Trust, dated the 15th of September, 1966 (the "Original Declaration of Trust"), creating
California Real Estate Investment Trust, a California trust, for the benefit of the holders from time to time of shares to be issued hereunder, who become parties hereto and beneficiaries of the Company by becoming the holders of one or more shares of beneficial interests in the Company;

          WHEREAS, Messrs. Bateman, Coleman, Gilson, Hughes, Inman, Jones,
McClatchy and Pratt agreed to serve as the initial trustees of the Company;

          WHEREAS, pursuant to the terms of the Original Declaration of Trust, such individuals have been replaced as trustees by vote of the Shareholders by Martin L. Edelman, Gary R. Garrabrant, Craig M. Hatkoff, John R. Klopp, Sheli Z.
Rosenberg, Lynne B. Sagalyn and Samuel Zell;

          WHEREAS, the holders of no less than sixty-six and two-thirds percent
(66-2/3%) of the outstanding common shares of the Company entitled to vote, desiring to amend and restate the Original Declaration of Trust, have approved the amendment and restatement of the Original Declaration of Trust as set forth herein, including without limitation changing the name of the Company from "California Real Estate Investment Trust" to "Capital Trust"; and

          WHEREAS, the Board and the Shareholders desire that the Company qualify as an "association" taxable as a corporation under the Code, so long as such qualification, in the opinion of the Board, is advantageous to the Shareholders, and cease qualifying as a "real estate investment trust" under the Code;


                              D E C L A R A T I O N


          NOW, THEREFORE, in order to declare the terms and conditions upon which the Company is to be created, continued and operated and the terms and conditions upon which the proportionate share and interest of each Shareholder thereof is to be determined, as well as the terms and conditions under which property is to be held therein, the Trustees hereby declare that they will hold all investments of every type and description which they may acquire as such Trustees, together with the proceeds thereof, in trust, to manage, improve, hold and dispose of the same for the benefit of the holders of record from time to time of the Shares issued and to be issued hereunder, and in the manner and subject to the provisions hereof, to wit:


                                       -1-


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                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1 "Aggregated Transferor". The phrase "Aggregated
Transferor" of a Person shall mean any other Person other than the Company who previously held Voting Shares of the Company now held by such Person.

          Section 1.2 "Board". The word "Board" shall mean the board of trustees of the Company established pursuant to Section 8.3.

          Section 1.3 "Business Day". The phrase "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

          Section 1.4 "By-Laws". The word "By-Laws" shall mean the By-Laws of the Company as adopted, and as amended and restated from time to time, by the Board pursuant to Section 8.2(m) and Section 8.9 hereof, which By-Laws are incorporated herein by reference and shall form a part of the governing instrument of the Company.

          Section 1.5 "Certificate of Designation". The phrase "Certificate of
Designation" shall mean a certificate of designation, preferences and rights establishing a class or series of preferred shares pursuant to Section 6.1.

          Section 1.6 "Class A Common Shares". The phrase "Class A Common
Shares" shall mean the class A common shares, par value $1.00 per share, of beneficial interests in the Company, having the designations and rights, qualifications, limitations and restrictions set forth in this Declaration.

          Section 1.7 "Class A Preferred Shares". The phrase "Class A Preferred
Shares" shall mean the class A 9.5% cumulative convertible preferred shares, par value $1.00 per share, in the Company established pursuant to the Certificate of Designation of the class A 9.5% cumulative convertible preferred shares and the class B 9.5% cumulative convertible non-voting preferred shares adopted pursuant to Section 6.2.

          Section 1.8 "Class B Common Shares". The phrase "Class B Common
Shares" shall mean the class B common shares, par value $1.00 per share, in the Company, having the designations and rights, qualifications, limitations and restrictions set forth in this Declaration.

          Section 1.9 "Class B Preferred Shares". The phrase "Class B Preferred
Shares" shall mean the class B 9.5% cumulative convertible non-voting preferred shares, par value $1.00 per share, in the Company established pursuant to the Certificate of Designation of the class A 9.5% cumulative convertible preferred shares and the class B 9.5% cumulative convertible non-voting preferred shares adopted pursuant to Section 6.2.

         Section 1.10 "Common Shares". The phrase "Common Shares" shall mean, collectively, the Class A Common Shares and the Class B Common Shares.

          Section 1.11 "Conversion Date". The phrase "Conversion Date" is defined in Section 5.5(b).

          Section 1.12 "Conversion Notice". The phrase "Conversion Notice" is defined in Section 5.5(b).

          Section 1.13 "Corporations Commissioner". The phrase "Corporations
Commissioner" shall mean the Commissioner of Corporations of the State of California or his or her authorized representatives.

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          Section 1.14 "Declaration" and "Declaration of Trust". The word
"Declaration" and the phrase "Declaration of Trust" shall mean this document as it may from time to time be supplemented, amended or modified pursuant to the provisions hereof.

          Section 1.15 "File for Record". The phrase "File for Record" shall mean to file for record in the office of the county recorder for the county in which the Company maintains its principal office, and in the offices of the recorders for such other places as the Board may, from time to time, designate.

          Section 1.16 "GAAP". The phrase "GAAP" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting
Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, results of operations and changes in financial position of any Person, except that any accounting principle or practice required to be changed by such Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

          Section 1.17 Internal Revenue Code". The phrase "Internal Revenue
Code" shall mean the United States Internal Revenue Code of 1986, as amended and in effect from time to time (or any corresponding provision of succeeding law).

          Section 1.18 "Person". The word "Person" shall mean an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization or any other entity.

          Section 1.19 "Preferred Shares". The phrase "Preferred Shares" shall mean the Class A Preferred Shares, the Class B Preferred Shares and such other shares of the Company created pursuant to Section 6.1.

          Section 1.20 "Shares". The word "Shares" shall mean the Common Shares and the Preferred Shares, collectively.

          Section 1.21 "Shareholders". The word "Shareholders" shall mean the holders of record of the Company's outstanding Shares.

          Section 1.22 "Subsidiary". The phrase "Subsidiary" shall mean (a) any corporation 50% or more of the voting securities of which is owned, directly or indirectly, by the Company, or (b) any other Person whose accounts are required under GAAP to be included in the Company's consolidated financial statements.

          Section 1.23 "Trustees". The word "Trustees" shall mean the trustees of the Company elected from time to time as provided in Article VIII hereof.

          Section 1.24 "Voting Preferred Shares". The phrase "Voting Preferred
Shares" shall mean the Class A Preferred Shares and such other shares of the Company created pursuant to Section 6.1 and designated by the Board at such time as Shares entitled to vote.

          Section 1.25 "Voting Shares". The phrase "Voting Shares" shall mean, collectively, the Class A Common Shares and the Voting Preferred Shares.



                                       -3-


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                                   ARTICLE II

                                   THE COMPANY

          Section 2.1 Name. The name of the Company is "Capital Trust," and so far as may be practicable the Board shall conduct the Company's activities, execute all documents and sue or be sued under that name, which name shall refer to the Company and the Trustees in their capacity as trustees, and not individually or personally, and shall not refer to the officers or Shareholders of the Company or to the agents or employees of the Company or of such Trustees.
Should the Board determine that the use of such name is not practicable, legal or convenient, the Board may use such other designation or they may adopt such other name for the Company as they deem proper and the Company may hold property and conduct its activities under such designation or name.

          Section 2.2 Principal Office. The Company shall maintain its principal office at 885 Third Avenue, New York, New York 10022. Such office may be changed from time to time by the Board. The Company may have additional business addresses as the Board may determine from time to time.

          Section 2.3 Purpose. The purpose of the Company shall be, as determined from time to time by the Board, to engage in any lawful business or activity for which a trust may be organized under the laws of the State of California.

          Section 2.4 No Partnership Relationship. The Company shall be a common law trust under the laws of the State of California. The Company is not intended to be, and shall not be deemed to be, and shall not be or elect to be treated as, a general partnership, limited partnership, joint venture or joint stock company. The Shareholders shall be beneficiaries and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder. Nothing contained herein or in any Share certificate, and no act done or any writing or agreement made during the continuance of the Company, shall be construed as, or have the effect of constituting the Trustees, the Shareholders or any of them or any other Person, co-partners or otherwise members of any association.

          Section 2.5 Amendment and Restatement of Original Declaration of
Trust. This Declaration of Trust amends and restates in its entirety the Original Declaration of Trust with respect to the Company.


                                   ARTICLE III

                                INVESTMENT POLICY

          Section 3.1 General Policy. The Board shall from time to time establish by resolution or in the By-Laws of the Company policies to govern the investment and reinvestment of monies and other property held in the trust estate. Any such investment policies may contain prohibitions or restrictions upon certain types of investments.

          Section 3.2 Maintenance of Assets. The Board, on behalf of the
Company, shall have the authority, itself or through officers, agents or independent contractors, to incur all expenses and make all expenditures from Company assets necessary or desirable for the protection, improvement, maintenance, repair, alteration, efficient operation or ready marketability of any asset of the Company. All such expenses shall be paid or reimbursed from the assets of the Company.

          Section 3.3 Disposition or Encumbrance of Assets. The Board shall have full discretion in retaining, selling, exchanging, financing or encumbering any asset of the Company, or any interest in such asset.

          Section 3.4 Use of Brokers and Appraisers. Subject to the provisions of Section 3.7 hereof, the Board may employ at the expense of the Company the services of any Person, including without limitation any real estate or securities broker, for the purpose of appraising, acquiring, financing, encumbering or disposing of assets of the Company.


                                       -4-


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          Section 3.5 Management of Company Property. Subject to the provisions of Section 3.7 hereof, whenever any property of the Company shall require active management, such services shall be provided for reasonable compensation by a contractor selected for such purpose by the Board from among qualified Persons.
The Board shall not perform such services.

          Section 3.6 The Company's Right to Borrow Funds. The Company may, in the discretion of the Board, borrow funds from institutional lenders, banks and other lenders through the issuance of commercial paper, notes, debentures, bonds and other debt obligations of any kind and nature whatsoever (which may be convertible into Shares or other equity interests or be issued together with warrants to acquire Shares or other equity interests), and may grant security interests in or otherwise encumber any Company assets or provide Company guarantees in connection therewith.

         Section 3.7 Transactions with Related Parties. (a) No contract or transaction between the Company and one or more of its Trustees, officers or Shareholders, or between the Company and any other Person in which one or more of its Trustees, officers or Shareholders are directors, officers or trustees, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Trustee or officer is present at or participates in the meeting of the Board or any committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

                (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Trustees, even though the disinterested
         Trustees be less than a quorum; or

               (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Shareholders; or

              (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board, a committee of the Board or the Shareholders.

Interested Trustees may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

         (b) The Board or any committee thereof shall be entitled in their discretion to retain, at the Company's expense, independent appraisers, investment bankers, legal counsel, accountants and other professional consultants or advisors to assist them in their determination as described in paragraph (a) above.

         (c) No Shareholder shall have any right, by virtue of this Agreement or otherwise, to share or participate in or to approve any other investments or activities of any other Shareholder, Trustee or employee or the income or proceeds derived therefrom. No Shareholder, Trustee or employee shall be obligated to offer or bring to the attention of the Company or the Board any business investment or opportunity, whether or not within the scope of the Company's purposes. Any Shareholder, Trustee or employee may at any time own, invest in or manage any business investment or opportunity, whether or not competitive with the Company or otherwise within the scope of the Company purpose. No Shareholder, Trustee or employee shall have any restriction on competing with the Company (except as may be specifically provided for in a written agreement between the Company and such Trustee, Shareholder or employee) or any obligation or responsibility to disclose, account for or offer any investment or opportunity to the Company or its Shareholders, and the Company and its Shareholders shall have no rights or interests therein.


                                   ARTICLE IV

        CLASSES OF SHARES; DESIGNATIONS, PREFERENCES, ETC.; SHAREHOLDERS


                                       -5-



          Section 4.1 Number of Shares; Classes. (a) The total number of Common
Shares and Preferred Shares which may be issued by the Board shall not be limited.

         (b) There shall be four classes of shares of beneficial interest: the Class A Common Shares, the Class B Common Shares, the Class A Preferred Shares and the Class B Preferred Shares; provided, however, that the Board may establish additional classes or series of Preferred Shares as set forth in
Section 6.1. All Common Shares, the Class A Preferred Shares and the Class B
Preferred Shares shall be of one dollar ($1.00) par value.

         (c) Effective on the date hereof, each Common Share of beneficial interest, $1.00 par value, of the Company, issued and outstanding immediately prior to the date hereof (the "Old Common Shares") shall be reclassified as and changed into one (1) validly issued, fully paid, and non-assessable Class A
Common Share. Each certificate that theretofore represented an Old Common Share or Old Common Shares shall thereafter represent that number of Class A Common
Shares into which the Old Common Share or Old Common Shares represented by Such certificate shall have been reclassified. Each record holder of a share certificate or certificates that theretofore represented an Old Common Share or Old Common Shares shall receive, upon surrender of such certificates or certificates, a new certificate or certificates evidencing and representing the number of Class A Common Shares to which such record holder is entitled.

          Section 4.2 Designations, Preferences, etc. The designations, preferences, powers, qualifications and special or relative rights or privileges of the Common Shares and Preferred Shares of the Company shall be as set forth below in Article V with respect to Common Shares and in Certificates of Designation adopted pursuant to Article VI with respect to Preferred Shares.

          Section 4.3 Shareholder's Interest in the Company. The interest in the
Company of each Shareholder consists of his or her right to enforce the performance of the Company, including the right to participate in distributions of the Company's assets, as provided in this Declaration of Trust and any Certificate of Designation. Such interest is personal property. During the continuation of the Company's business, no Shareholder or his or her legal representative or successor shall be entitled to a partition of the Company's property or, except as herein provided, to an accounting, nor shall the Company be in any manner affected by the death, insanity or bankruptcy of any Shareholder, or by the transfer of any Share or Shares of the Company.


                                    ARTICLE V

                                  COMMON SHARES

          Section 5.1 Common Shares; Identical Rights. Except as expressly provided otherwise in this Article V or as required by law, all Common Shares shall be identical and shall entitle the holders thereof to the same voting, dividend or distribution, liquidation and other rights.

          Section 5.2 Dividends. Subject to any preferences which may be granted to holders of Preferred Shares, the Board may cause dividends to be declared and paid on outstanding Common Shares out of funds legally available therefor, at such times, in such amounts and from such sources, whether income, surplus, capital or any combination thereof, as they in their discretion may determine.
When, as and if such dividends are declared by the Board, whether payable in cash, property or securities of the Company, the holders of Common Shares shall be entitled to share equally in, and to receive in accordance with the number of Common Shares held by each such holder, all such dividends, except that if dividends are declared that are payable in Common Shares, such dividends shall be payable at the same rate on each class or series of Common Shares and shall be payable only in Class A Common Shares to holders of Class A Common Shares and in Class B Common Shares to holders of Class B Common Shares. The Board, pursuant to Section 7.3, may fix a record date for the determination of holders of Common Shares entitled to receive such dividend.

          Section 5.3 Liquidation Rights. In the event of the termination of the Company pursuant to Section 12.2, or upon the distribution of its assets, after the payment in full or the setting apart for payment to all creditors of the Company of the amounts to which they shall be entitled and subject to such preferential amounts, if any, to which the

                                       -6-



holders of Preferred Shares at the time outstanding shall be entitled, the remaining assets of the Company available for payment and distribution to holders of Common Shares shall, subject to any participating or similar rights of Preferred Shares at the time outstanding, be distributed ratably, in accordance with the number of Common Shares held by each such holder, equally among the holders of Common Shares at the time outstanding.

          Section 5.4 Voting Rights. (a) The Class B Common Shares shall not have voting rights and shall not be counted in determining the presence of a quorum.

         (b) Except as otherwise required by law or provided in Section 5.4(a) or Section 8.3(c), and subject to the special voting rights of any outstanding Voting Preferred Shares, the approval of all matters brought before the Shareholders shall require the affirmative vote of the holders of a majority in voting power of the Voting Shares (including the Class A Common Shares) that are present in person or represented by proxy and voting as a single class. Each Voting Share shall entitle the holder thereof to such voting rights as are specified in this Section 5.4 or, with respect to a Voting Preferred Share, in the Certificate of Designation with respect to such Voting Preferred Share.

         (c) Notwithstanding anything to the contrary in this Section 5.4 or any Certificate of Designation, any Voting Shares owned, directly or indirectly, by the Company or any of its Subsidiaries shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

          Section 5.5 Conversion Rights.

         (a) Each Class A Common Share shall be convertible at the option of the holder thereof at any time and from time to time into one fully paid and nonassessable Class B Common Share. Subject to delivery of the certification described in Section 5.5(b) below, each Class B Common Share shall be convertible at the option of the holder thereof at any time and from time to time into one fully paid and nonassessable Class A Common Share.

         (b) In order to exercise the conversion right, the holder of any Common Shares to be converted in whole or in part shall surrender the certificate or certificates evidencing such Common Shares to the Company and shall give written notice to the Company ("Conversion Notice") that the Shareholder elects to convert such Common Shares or the portion thereof specified in said notice into Class A Common Shares or Class B Common Shares, as specified by the Shareholder in the Conversion Notice. The Conversion Notice shall also (i) state the name or names (with address) in which the certificates for Common Shares shall be issued and (ii) if Class B Common Shares are to be converted into Class A Common Shares, contain a certification by the Shareholder that the Shareholder either
(a) will not, together with such Shareholder's Aggregated Transferors, upon the issuance of such Class A Common Shares, own more than 4.9% of any class of Voting Shares of the Company or (b) is not limited by the Bank Holding Company Act of 1956, as amended, to holding no more than 4.9% of any class or series of Voting Shares of the Company. Each certificate evidencing Common Shares surrendered for conversion shall, unless the Shares issuable on conversion are to be issued in the same name as the registration of such Common Shares, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Shareholder or its duly authorized attorney. As promptly as practicable after receipt of a Conversion Notice and surrender of the certificate or certificates evidencing the Common Shares relating thereto, the Company shall issue and deliver to such Shareholder (or upon the written order of such Shareholder) a certificate or certificates for the number of full Common Shares issuable upon the conversion of such Common Shares or portion thereof in accordance with the provisions of this Section 5.5(b). In the event that less than all the Common Shares represented by a certificate are to be converted, the Company shall issue and deliver or cause to be issued and delivered to (or upon the written order of) the Shareholder of the Common Shares so surrendered, without charge to such Shareholder, a new certificate or certificates representing a number of Common Shares equal to the unconverted portion of the surrendered certificate. Each conversion shall be deemed to have been effected on the date (the "Conversion Date") on which the certificate or certificates evidencing such Common Shares shall have been surrendered to the Company or its transfer agent and a Conversion Notice with respect to such Common Shares shall have been received by the Company, as described above. Any Person in whose name any certificate or certificates for Common Shares shall be issuable upon conversion shall be deemed to have become the holder of record of the Common Shares represented thereby on the Conversion Date; provided, however, if the certificate or certificates evidencing Common Shares are surrendered on any date when the Share transfer books of the Company shall be closed, the

Shareholder shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes until the next succeeding day on which such Share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such certificate or certificates shall have been surrendered. No payment or adjustment will be made for dividends or other distributions with respect to any Common Shares issuable upon conversion of Common Shares as provided herein.

         (c) The issuance of Share certificates upon conversion of Common Shares shall be made without charge to the converting Shareholder for any tax in respect of the issuance thereof.

         (d) The Company covenants that all Common Shares which may be issued upon conversion of Common Shares will upon issuance be validly issued, fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issuance thereof.

          Section 5.6 Stock Splits, etc. The Company shall not in any manner subdivide or combine (by any stock split, reclassification, stock dividend, recapitalization, consolidation or otherwise) any outstanding class or series of Common Shares unless all classes and series of outstanding Common Shares shall be subdivided or combined proportionately and in the same manner.

          Section 5.7 Reacquired Shares. Any Common Shares which are converted, purchased, redeemed or otherwise acquired by the Company shall be retired and canceled by the Company promptly thereafter.

          Section 5.8 Preferences, Appraisals, Redemption and Preemptive Rights. Holders of Common Shares shall not be entitled to preferences, appraisals or preemptive rights of any kind. No Shareholder may demand that the Company or the Trustees redeem his or her Common Shares.

          Section 5.9 Nonassessability of Common Shares. After the payment of subscription price therefor, no assessment shall ever be made upon the Common Shares of the Company.


                                   ARTICLE VI

                                PREFERRED SHARES

          Section 6.1 Preferred Shares. (a) The Board is hereby expressly authorized at any time, and from time to time, to provide for the issuance of Preferred Shares in one or more classes or series, with such rights, powers, preferences, privileges and restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board, and as are not otherwise stated and expressed in this Declaration of Trust, including (without limiting the generality thereof) the following as to each such class or series:

       (i)        The distinctive designation of such class or series, and the number of Preferred Shares of such class or series authorized;

      (ii) The dividends payable with respect to such class or series, the rates or basis for determining such dividends, and conditions and dates upon which such dividends shall be payable, the preferences, if any, of such dividends over, or the relation of such dividends to, the dividends payable on any other class or series of securities of the Company, whether such dividends shall be noncumulative or cumulative, and, if cumulative, the date or dates from which such dividends shall be cumulative;

     (iii) Whether Preferred Shares of such class or series shall be redeemable at the option of the Company or upon the happening of a specified event, and, if redeemable, whether for cash, property or rights, including securities of the Company, the times, prices or rates and any adjustment and other terms and conditions of such redemption;

      (iv) The terms and amount of any sinking, retirement or purchase fund provided for the purchase or redemption of Preferred Shares of such class or series;

       (v) Whether or not Preferred Shares of such class or series shall be convertible into or exchangeable for other securities of the Company, at the option of the Company or of the holder of such Preferred Shares or both, or upon the happening of a specified event, and, if provision be made for such conversion or exchange, the terms, prices, rates, adjustments and any other terms and conditions thereof;

      (vi) The extent, if any, to which the holders of the Preferred Shares of such class or series shall be entitled to vote with respect to the election of Trustees or on other issues, including without limitation the extent, if any, to which such holders shall be entitled, voting as a class or series or jointly with other classes or series, to elect one or more Trustees upon the happening of a specified event or otherwise, or entitled to multiple votes per Preferred Share;

    (vii) The restrictions, if any, on the issue or reissue of Preferred Shares of such class or series or any other classes or series;

    (viii) The extent, if any, to which the holders of the Preferred Shares of such class or series shall be entitled to preemptive rights;

      (ix) The rights of the holders of the Preferred Shares of such class or series upon the termination of the Company or any distribution of its assets, including without limitation any preferential amount payable upon such Preferred Shares or any other rights of holders of such Preferred Shares in the event of the liquidation, dissolution or winding up of the Company or the distribution of its assets; and

       (x) The terms of any other provisions to be applicable to such Preferred Shares and such other powers, preferences, rights, limitations or restrictions as the Board shall determine.

                  (b) Before the Company shall issue any Preferred Shares of any class or series, a Certificate of Designation setting forth the resolution or resolutions of the Board fixing the voting powers, designations, preferences and rights of such class or series, the qualifications, limitations or restrictions thereof, and the number of Preferred Shares of such class or series authorized by the Board, shall be signed and acknowledged by the officer or officers of the Company designated by the Board pursuant to resolution of the Board and filed among the records of the Company. Except to the extent otherwise expressly provided in any such resolution or resolutions creating such class or series, the number of Preferred Shares of the classes or series authorized by such resolution or resolutions may be increased or decreased (but not below the number of Preferred Shares of such class or series then outstanding) and any other amendment to such resolution or resolutions may be effected, by a Certificate of Designation, setting forth a resolution or resolutions of the Board authorizing such increase, decrease or amendment, signed and acknowledged by the officer or officers of the Company designated by the Board. The Board shall cause notice of the adoption or amendment of any Certificate of Designation and a copy thereof to be mailed to Shareholders within 90 days following such adoption or amendment. Except to the extent otherwise expressly provided in the resolution or resolutions creating such class or series of Preferred Shares, any such amendment may, without limitation, cancel or otherwise affect the right of the holders of Preferred Shares of such class or series to receive dividends which have accrued but have not been declared.

          Section 6.2 The Class A Preferred Shares and the Class B Preferred Shares. The Class A Preferred Shares and the Class B Preferred Shares shall have the rights, preferences, privileges and restrictions stated and expressed in the Certificate of Designation of the Class A Preferred Shares and the Class B Preferred Shares adopted by resolution or resolutions of the Board providing for the issue thereof, and signed and acknowledged by the officer or officers of the Company designated by the Board, as the same may be amended or modified from time to time.

          Section 6.3 Nonassessability of Preferred Shares. After payment of the subscription price therefor, no assessment shall ever be made upon the Preferred Shares of the Company.

          Section 6.4 Recording of Certificates of Designation. Following the adoption of any Certificate of Designation, if deemed advisable by the Board, the officer or officers of the Company designated by the Board shall execute such Certificate of Designation and File for Record such Certificate of Designation.


                                   ARTICLE VII

                            MEETINGS OF SHAREHOLDERS

          Section 7.1 Annual Meeting. The annual meeting of the Shareholders shall be held on a Business Day during the fifth or sixth calendar month of the Company's fiscal year, between 9:00 a.m. and 10:00 p.m., at New York, New York, or at such other location as the Board shall select. Notice of the date, hour and place of the meeting as determined by resolution of the Board shall be mailed to Shareholders at least 14 days before the day of the meeting.

          Section 7.2 Special Meetings. Special meetings of Shareholders may be called at any time and place by the Board and the Board shall cause a special meeting to be called upon receipt of the written request of the holders of thirty-three and one-third percent (33-1/3%) of the outstanding Voting Shares entitled to vote on any matter to be voted on at such special meeting, which request shall specify the purpose or purposes for which such meeting is to be called. If for any reason an annual meeting of Shareholders as herein provided for shall be omitted, a special meeting of Shareholders may subsequently be held in lieu thereof and the business of the annual meeting may be transacted thereat.

          Section 7.3 Record Date. The Board may, without closing the transfer books, fix a date not more than 60 days prior to the date of any meeting of Shareholders or dividend payment as a record date for the determination of Shareholders entitled to vote at such meeting and any adjournment thereof, or to receive such dividend. Any Person who is a registered Shareholder of Voting Shares at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof, and any Person who is a registered Shareholder at the time so fixed shall be entitled to receive such dividend, even though he or she has since that date disposed of his or her Shares, and no Shareholder becoming such after that date shall be so entitled to vote at such meeting or any adjournment thereof or to receive such dividend.

          Section 7.4 Voting of Shares. (a) Each Voting Share shall be entitled to the vote specified in Section 5.4; provided, that only holders of record as of the record date for the meeting shall be entitled to vote at any meeting of Shareholders.

          (b) Whenever the vote or written consent of Shareholders is required or permitted under this Declaration, such vote or consent may be given either in person or by proxy. The Board may solicit such proxies from the holders of Voting Shares or any of them in any matter requiring or permitting the Shareholders' vote or written consent. No proxy for any meeting of Shareholders shall be effective unless such proxy shall have been received in the office of the Company, or such other location designated by the Board and indicated in the material soliciting the proxies, for verification prior to the meeting.

          (c) When a Voting Share entitled to vote is held jointly by several Persons, any one of them may vote at any meeting in person or by proxy with respect to such Voting Share, but if more than one of them shall be present at such meeting in person or by proxy and such joint owners or their proxies so present disagree as to any vote to be cast, no vote shall be received with respect to such Voting Share.

          Section 7.5 Inspectors of Elections. (a) The Board, in advance of any Shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a Shareholders' meeting may, and on the request of any Shareholder entitled to vote thereat shall, appoint at least one inspector. In case any appointed inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at that meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

          (b) The inspectors shall determine the number of Shares outstanding, the number of Shares represented at the meeting, the existence of a quorum and the validity and effect of proxies; receive votes, ballots or consents; hear and determine all challenges and questions arising in connection with the right to vote; count and tabulate all votes, ballots or consents; determine the result; and do such acts as are necessary to conduct the election or vote with fairness to all holders of Voting Shares. On request of the person presiding at the meeting or any Shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

          Section 7.6 Shareholder List. The officer who has charge of the Share ledger of the Company shall, at least ten days before each meeting of Shareholders, prepare a complete alphabetical address list of the Shareholders entitled to vote at the ensuing election, with the number of Voting Shares held by each. Said list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

          Section 7.7 Quorum. A majority of the outstanding Voting Shares entitled to vote on any matter to be voted on at such meeting represented in person or by proxy shall constitute a quorum at any such meeting. The holders of Voting Shares present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. In the absence of a quorum, any meeting of Shareholders may be adjourned from time to time, up to and including the 45th day following the originally noticed meeting date by an affirmative vote of a majority of the Voting Shares entitled to vote and represented in person or by proxy at the meeting.

          Section 7.8 Notice. Notice of all meetings of Shareholders shall be given at the direction of the Board by the officer or officers authorized by the Board, and shall be mailed not less than 14 days nor more than 60 days before the day of the meeting to each Shareholder at his or her address as given in the register, or lacking such address, to such Shareholder addressed to the principal office of the Company. Any adjourned meeting may be held as adjourned, without further notice.

          Section 7.9 Business Transacted. No business shall be transacted at any special meeting of Shareholders unless notice of such business have been given in the call for the meeting.

          Section 7.10 Action at a Meeting. Whenever any action is to be taken by the Shareholders, it shall, except as otherwise required by this Declaration, provisions of the Certificate of Designation relating to any class or series of Voting Preferred Shares which may at the time be outstanding, or by law, be authorized by the affirmative vote of a majority of the votes cast at a meeting of Shareholders at which a quorum is present by holders of Voting Shares entitled to vote thereon.

          Section 7.11 Action Without a Meeting. Any action which may be taken at any meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Voting Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted. Prompt notice (but in any event within 90 days) of the taking of the action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.

          Section 7.12 Effect of Action. Except as otherwise expressly provided by law, this Declaration of Trust or the provisions of the Certificate of Designation relating to any class or series of Voting Preferred Shares which may at the time be outstanding, no action taken by the Shareholders at any meeting shall in any way bind the Board in its management of the Company.

                                  ARTICLE VIII

                         TRUSTEES; MEETINGS OF TRUSTEES

          Section 8.1 Authority of Trustees. Except as otherwise expressly provided in this Declaration of Trust or a Certificate of Designation, the business, affairs and assets of the Company shall be entrusted to the exclusive management and control of the Trustees. The Trustees shall exercise their powers hereunder for the exclusive benefit of the Shareholders.

          Section 8.2 Powers of Trustees. The Trustees shall have full and absolute power, control and authority over all of the Company's assets held by or for them hereunder, and over the business and affairs of the Company, to the same extent as if they were the sole owners of such assets and such business in their own right, subject only to the limitations expressly stated in this Declaration of Trust or a Certificate of Designation. Without limitation of the generality of the foregoing, the Trustees shall have power:

                  (a) To design and adopt a seal of the Company, and to change the same from time to time; to locate and relocate the principal office of the Company; and from time to time to change the name of the Company, and under such name to make and execute contracts and all kinds of instruments, conduct business, acquire and convey real or personal property, and sue or be sued;

                  (b) To solicit proxies of the Shareholders; to declare and effect Share dividends and splits; and when good reason appears therefor, to require that outstanding certificates be handed in to the Company in exchange for new certificates;

                  (c) To issue from time to time, without the necessity of a prior offering thereof to existing Shareholders (subject to the provisions of the Certificate of Designation relating to any class or series of Preferred Shares that may then be outstanding), Shares of the Company in addition to any then outstanding, issuing the same to such party or parties, for such property or consideration, at such time or times, and on such terms as the Board deems best, and in so doing, to allow or eliminate fractional Shares, in their discretion;

                  (d) To acquire and dispose of assets, and otherwise conduct the business of the Company; and to cause to be organized or assist in organizing, under the laws of any jurisdiction, such corporations, partnerships, limited liability companies, trusts, associations or other organizations having such rights, powers and discretion as they deem desirable for purposes of the Company;

                  (e) To take out policies of insurance at the expense of the Company, including without limitation liability, life, fire and casualty insurance, including Workman's Compensation, covering such Persons, property and contingencies and in such amounts as they deem proper;

                  (f) To lease to or from others for a term extending beyond the possible termination of the Company; to acquire and deal absolutely with property of any description, real or personal; and to lend and borrow money and incur indebtedness for the purposes of the Company, and cause to be executed and delivered therefor promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor;

                  (g) To exercise all rights, powers and privileges relating to the ownership of any stock, bonds or other securities forming part of the Company's assets;

                  (h) To employ such assistance, at such compensation, as they deem expedient in the transaction of the business of the Company;

                  (i) To determine in their discretion whether any moneys, securities or other properties of the Trust are to be considered as principal or income, and in what manner any expenses or disbursements are to be charged as between principal and income, or as between earnings, surplus and capital, as the case may be;

                  (i) To determine the Fiscal Year and the accounting procedures of the Company, and to change the same from time to time;

                  (j) To invest the assets of the Company, and to distribute or retain the income of the Company in a manner that will terminate the status of the Company as a real estate investment trust under the Code or to file an election with the Internal Revenue Service that terminates such status;

                  (k) To compromise or settle claims of or against the Company; and to take such action, legal or otherwise, as appears to them necessary or desirable in the interests of the Company or the Shareholders, and in so doing to pay the expenses thereby incurred in good faith, including counsel fees, from the funds of the Company;

                  (l) To determine the proper interpretation of any provision of this Declaration of Trust, the By-Laws and any Certificate of Designation;

                  (m) To adopt, implement and from time to time amend or restate By-Laws of the Company relating to the business and organization of the Company that are not inconsistent with the provisions of this Declaration; and

                  (n) To do all acts and undertake all things which in their judgment are necessary, convenient or appropriate to promote the purposes of the Company, although such acts or things are not specifically mentioned in this Declaration.

          Section 8.3 Number, Term and Qualifications. (a) In managing the business, affairs and assets of the Company, the Trustees shall act as a Board. The full Board shall consist of no less than three Trustees and no more than 21 Trustees, the number to be established by resolution of the Board from time to time. Ownership of all trust assets, legal, equitable or both, shall be vested jointly in those Trustees in office at any time. A successor Trustee shall succeed immediately upon accepting office to the interest of his or her predecessor without the necessity of any transfer or conveyance.

          (b) Each Trustee shall hold office until the expiration of his or her term and until the election and qualification of his or her successor. The term of the Trustees shall expire at each annual meeting of the Shareholders following the election of Trustees at such annual meeting. Trustees may be reelected.

          (c) Subject to the terms of Section 8.6 and the provisions of the Certificate of Designation relating to any class or series of Preferred Shares which may at the time be outstanding, Trustees shall be elected by a plurality of the Voting Shares represented in person or by proxy at the annual meeting of Shareholders. At all elections of Trustees, voting by Shareholders shall be conducted under the non-cumulative method. Each Trustee so elected shall serve until his or her term of office expires and until the election and qualification of his or her successor. Each Trustee shall qualify following his or her election, whether by the Shareholders or by the remaining Trustees, by filing a notice of acceptance with the Board. The officers so designated by the Board shall, from time to time when deemed necessary by the Board, execute and File for Record an instrument which sets forth the then existing membership to the Board.

          Section 8.4 Resignations. Any Trustee may resign his or her office by an instrument in writing signed by him and delivered to the Board, which resignation shall take effect after such delivery and on the date indicated in such instrument.

          Section 8.5 Removal of Trustees. Subject to the provisions of the Certificate of Designation relating to any class or series of Preferred Shares which may at the time be outstanding, a Trustee may be removed from office at any time either:

          (a) with or without cause by the vote or written consent of either (i) a majority of the Trustees then in office and a majority of the outstanding Voting Shares of the Company entitled to vote or (ii) sixty-six and two-thirds percent (66-2/3%) of the outstanding Voting Shares of the Company entitled to vote, or

          (b) with cause by the vote or written consent of a majority of the Trustees then in office.

          Section 8.6 Newly Created Trusteeships and Vacancies. In the case of the death or resignation of one or more Trustees, or vacancies occurring in the Board for any reason, including newly created trusteeships resulting from an increase in the number of Trustees, the vacancies so created may be filled by the Trustee (if only one Trustee is then remaining) or a majority of the Trustees remaining in office at the time, although less than a quorum exists, and each new Trustee shall serve for the unexpired term of his or her predecessor and until the election and qualification of his or her successor. No vacancy in the Board shall operate to diminish the powers of the Trustee or Trustees remaining in office. Upon the resignation or removal of any Trustee, or his or her otherwise ceasing to be a Trustee, his or her interest as a Trustee in all the Company's properties shall automatically cease and, without need for any conveyancing document, shall vest in the remaining Trustees, but he or she shall execute and deliver such documents as the remaining Trustees shall require to confirm the conveyance of any of the Company's property held in his or her name, and shall account to the remaining Trustees as they require for all property which he or she holds as Trustee and shall thereupon be discharged as Trustee.

          Section 8.7 Compensation. The Trustees, the officers and every other Person appointed, employed or otherwise engaged to assist in the execution of the Company's business, shall receive such compensation from the assets of the Company for their respective services to the Company as shall be fixed from time to time by the Board.

          Section 8.8 Committees. The Trustees may appoint one or more committees from their number and delegate to such committees any of the powers and authority of the Board in the management of the business, affairs and assets of the Company, except the power to declare dividends and initiate amendments to this Declaration.

         Section 8.9 By-Laws. The Board may adopt and from time to time amend or repeal by-laws for the conduct of its business and the business of the Company, including, without limitation, the form of share certificates, mechanics of share transfers, limitations upon the transferability of shares, and provisions with respect to the exculpation and indemnification of Trustees, officers and other parties by the Company. Such by-laws may also define the duties of the Company's officers, agents, employees and representatives.


                                   ARTICLE IX

                                    OFFICERS

          The Board may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board. Officers of the Company shall be elected by the Board and shall hold office until their successors are elected and qualify or until their earlier resignation or removal. The officers shall be elected at the first meeting of the Board after each annual meeting of the Shareholders. More than one office may be held by the same person. The Board may delegate to any Trustee(s), officer(s), employee(s) or agent(s) the authority to act on behalf of the Company, including without limitation the authority to execute any contract, agreement, document, conveyance, deed, deed of trust, mortgage, release or other written instruments.

                                    ARTICLE X

                   CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

          Subject to other requirements and restrictions of this Declaration of Trust and the provisions of the Certificate of Designation relating to any class or series of Preferred Shares which may at the time be outstanding, the Company shall not be incorporated, merged into another entity, consolidated with one or more entities into a new entity, reorganized as a new entity, liquidated or dissolved, and all or substantially all of the assets of the Company shall not be sold, leased, exchanged or otherwise disposed of, except in each case upon the affirmative vote or written consent of a majority of the outstanding Voting Shares of the Company entitled to vote, voting as a single class or series. Upon any such approval of the holders of the Voting Shares, no approval of such transaction by the Board shall be required.


                                   ARTICLE XI

                                   ACCOUNTING

          Section 11.1 Standard. Unless otherwise determined by the Board, the books and records of the Company shall be kept in conformity with GAAP.

          Section 11.2 Inspection of Records. The records of the Company shall be open for inspection by the Corporations Commissioner, who shall have the right to make copies thereof or extracts therefrom. The Share register or a duplicate thereof, the books of account, and minutes of proceedings of the Shareholders and the Board and of executive committees of the Board, shall be open to inspection at any reasonable time upon the written demand of any Shareholder, made upon the Board, for a purpose reasonably related to his or her interests as a Shareholder, and shall be exhibited at any time when required by the demand at any Shareholders' meeting of ten percent of the Shares represented at the meeting. Inspection by a Shareholder may be made in person or by agent or attorney, and the right of such inspection includes the right to make extracts. Each Trustee shall have the right at all reasonable times during his or her term of office to inspect the records and property of the Company.

          Section 11.3 Annual Audit. The Board shall cause to be prepared at least annually, at the expense of the Company, a report of the Company's operations, containing a balance sheet and a statement of income and an opinion of an independent certified public accountant on the financial statements. Such opinion shall be based on an examination of the books and records of the Company which is not materially limited in scope and, unless otherwise determined by the Board, is made in accordance with GAAP.

          Section 11.4 Interim Reports. Interim reports, containing a current balance sheet which may be unaudited, shall be prepared at least quarterly and shall be furnished within a reasonable time after the close of the quarter to each Shareholder.


                                   ARTICLE XII

                             DURATION OF THE COMPANY

          Section 12.1 Duration. The Company shall continue for the lives of the following named children and grandchildren of the initial trustees, living on the day of execution of the Original Declaration of Trust, to-wit: Phillip Allen Bateman, Deborah Brown, Donald Gilson, Jr., Judy C. Inman, Gregory B. Jones, James W. Jones, Steven E. Jones, Valerie Jones, Cherryl McClatchy, Julia McClatchy, Leo A. McClatchy, Patricia O'Neil, Sean M. O'Neil, C. Frank Pratt, Jr., C. Frank Pratt III, Paul D. Pratt, George Robert Thompson, Laraine M. Thompson, Lynette F. Thompson, and for 20 years after the death of the last survivor of them, and shall thereupon cease.


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



          Section 12.2 Early Termination. This trust shall be irrevocable. Subject to the provisions of the Certificate of Designation relating to any class or series of Preferred Shares which may at the time be outstanding, the business of the Company may be terminated or dissolved only upon the affirmative vote or written consent of either (i) a majority of the Trustees then in office and a majority of the outstanding Voting Shares of the Company or (ii) sixty-six and two-thirds percent (66-2/3%) of the outstanding Voting Shares of the Company.

          Section 12.3 Procedure Upon Termination. Upon termination of the Company, the Board shall cause such liquidation of the Company's assets as they deem desirable, shall pay or make adequate provision for all liabilities of the Company, whether present or contingent, shall pay to the holders of Preferred Shares at the time outstanding such preferential amounts, if any, as such holders shall be entitled, and shall distribute the remaining assets of the Company, either in kind or in money or both, ratably to the holders of the Common Shares at the time outstanding, subject to any participating or similar rights of the Preferred Shares at the time outstanding.


                                  ARTICLE XIII

                                   AMENDMENTS

          Section 13.1 Amendment Procedure. Any amendment to this Declaration of Trust shall be in writing and, subject to the terms of Section 13.2 and the provisions of the Certificate of Designation relating to any class or series of Preferred Shares which may at the time be outstanding, shall require and shall be effective upon the affirmative vote or written consent of either (i) a majority of the Trustees then in office and a majority of the outstanding Voting Shares of the Company, or (ii) sixty-six and two-thirds percent (66-2/3%) of the outstanding Voting Shares of the Company.

          Section 13.2 Amendments without Shareholder Approval. Notwithstanding
Section 13.1, a majority of the Trustees then in office may amend this Declaration of Trust without the vote or consent of Shareholders to the extent they deem it necessary to conform this Declaration of Trust to any other applicable laws, rulings or regulations; provided, that the Trustees shall in no event be liable for failing to so amend this Declaration of Trust. The Board shall cause notice of any such amendment to be mailed to Shareholders within 90 days following such amendment.

          Section 13.3 Recording Amendments. Following the adoption of any amendment hereto, if deemed advisable by the Board, the officers of the Company designated by the Board shall execute an instrument which sets forth such amendment and File for Record such instrument.


                                   ARTICLE XIV

            EXCULPATION AND INDEMNIFICATION; LIMITATION OF LIABILITY;
                  RIGHT OF TRUSTEES AND OFFICERS TO OWN SHARES;
                         REPRESENTATIONS AND GUARANTEES

          Section 14.1 Exculpation and Indemnification of Trustees, Officers and Others. The Company may, to the full extent permitted by law, cause the Company to limit the liability of and indemnify any and all Trustees, officers, employees or agents from and against any and all expenses, liabilities or other matters both as to action in his or her official capacity on behalf of the Company and as to action in another capacity while holding such office, and shall continue as to a Person who has ceased to be a Trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such Person, as provided in any By-Law adopted by a majority of the Board.

          Section 14.2 Limitation on Liability of Shareholders, Trustees and Officers; Insurance. (a) All Persons dealing with or having any claim against the Trustees or any officer, agent or employee of the Company shall look only to the Company for the payment of any debt, claim, obligation or damage, or of any money or other thing that might become due or payable in any way, whether founded upon contract, tort or otherwise, and no Shareholder shall be personally or individually liable therefor. Each Shareholder shall be entitled to pro rata indemnity from the Company's assets if, contrary to the provisions hereof, such Shareholder is held to any personal liability for any debt, claim, obligation or damage, or of any money or other thing that might become due or payable in any way, whether founded upon contract, tort or otherwise, of the Company.

          (b) The Board shall maintain liability insurance for the protection of the Company and those connected therewith, and cause any premiums therefor to be paid from Company assets.

          Section 14.3 Right of Trustees and Officers to Own Shares. Any Trustee, officer, agent or employee may acquire, own, hold and dispose of Shares in the Company, for his or her individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he or she were not a Trustee, officer, agent or employee.

          Section 14.4 Representations and Guarantees. No officer, agent, representative or employee of the Company or of any Trustee, nor anyone other than the Board, has authority to make any representations or guarantees concerning the Company; nor shall any Trustee or officer of the Company be responsible for or with respect to the validity or sufficiency of this trust or of the Share certificates issued hereunder; nor has any such officer, agent, representative, employee or other Person any authority to change the terms and conditions of this Declaration of Trust or any certificate issued hereunder, or to bind the Company or its agents by any representation, statement, agreement or interpretation, written or oral, not contained herein or in such certificate.


                                   ARTICLE XV

                                  MISCELLANEOUS

          Section 15.1 Fiscal Year. The fiscal year of the Company for financial statement and Federal income tax purposes shall be the same and shall end on December 31st, except as may be otherwise required by the Internal Revenue Code or otherwise approved by resolution of the Board.

          Section 15.2 Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer(s) or agent(s) of the Company, and in such manner, as shall be determined from time to time by resolution of the Board.

          Section 15.3 Successors in Interest. This Declaration of Trust shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees and legal representatives, and every Shareholder and his or her successors, assigns, heirs, distributees and legal representatives.

          Section 15.4 Severability. If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

          Section 15.5 California Laws Govern. This Declaration of Trust, its provisions and all rights, powers, privileges, trusts, duties and obligations hereunder and under all Share certificates, shall be governed by the laws of the State of California and of the United States of America.

          Section 15.6 Headings. The use of headings in this Declaration of Trust is solely for convenience, and all such headings shall be disregarded in the construction of its provisions.

          Section 15.7 No Third-Party Reliance. Any act done by the Board or under its authority shall, as to third parties dealing in good faith with the Company, be conclusively deemed to be within the purposes of the Company and within the powers and authority of the Person or Persons acting.

          Section 15.8 Counterparts. This Declaration may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 15.9 Notice. No notice to the Board or any officer of the Company shall be effective for any purpose unless given in writing, and until the same is received. Any notice required or permitted by this Declaration or by law to be given by the Board or by an officer or authorized agent of the Company, shall be conclusively deemed to have been given when such notice is enclosed in an envelope addressed to the proper Person at the last address shown in the records of the Company, and such envelope is deposited in the United States mail, postage prepaid; and the date of mailing shall be deemed the date such notice is given. All distributions from the Company's assets may be made by mailing the same in like manner.

          Section 15.10 Agreement of Shareholders. Each of the Shareholders, severally but not jointly, by becoming a Shareholder hereunder, hereby agrees with the Trustees and their successors in office that he or she accepts and agrees to, and shall be bound and governed by, the provisions, terms and conditions of this Declaration, as amended from time to time in accordance with
Section 13.1 and Section 13.2 hereof, in the same manner as if he or she had personally executed the same.


          IN WITNESS WHEREOF, the undersigned individuals, comprising the Chairman of the Board and the Secretary of the Company, have executed this Amended and Restated Declaration of Trust as of this 15th day of July, 1997.




                                           /s/ Samuel Zell
                                           ----------------------------
                                           Chairman of the Board

                                           /s/ Susan Obuchowski
                                           -----------------------------
                                           Secretary

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